Exhibit 99.1

China YCT International Group Announces Corporate Name Change
Jining, China, Aug. 31, 2018 /PRNewswire/ -- China YCT International Group, Inc. (OTCQB: CYIG) (the "Company") today announced that on August 28, 2018, the Company filed an amendment to its Articles of Incorporation with the State of Delaware in accordance with the provisions of Section 242 of the General Corporation Law of Delaware to change its name to "Spring Pharmaceutical Group, Inc." The new name is effective today, August 31, 2018. The Company's ticker symbol, "CYIG", will remain unchanged.
Tinghe Yan, Chairman and Chief Executive Officer, said, "Changing our corporate name to Spring Pharmaceutical Group is important for us as we continue to execute on our long-term growth strategy and seek to improve value to our shareholders. As previously announced, we have filed a registration statement on Form S-1 with the SEC and have applied to up-list to the Nasdaq Capital Market, which will allow us to tap into broader capital market resources."
About China YCT International Group, Inc.

Based in Jining, Shandong Province and founded in January 1989, China YCT International Group, Inc., through its subsidiaries, engages in the business of (i) distributing health care supplement products manufactured by Shandong Yongchuntang Group Co., Ltd. in the PRC, (ii) developing, manufacturing, and selling Huoliyuan capsules and tablets, a prescription medicine, (iii) developing acer truncatum bunge planting bases, and manufacturing and selling acer truncatum bunge seed oil in the PRC. Acer truncatum bunge plants are a species of maple tree. For more information about the Company, please visit http://zgyct.yongchuntang.com.
Forward-Looking Statements
This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulations, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
For more information, please contact:
At the Company:
Zecheng Shao, Vice President
Phone: +86-156-5377-2006
 Email: zc_shao@126.com

Investor Relations:
Tony Tian, CFA
Weitian Group LLC
Phone: +1-732-910-9692
 Email: ttian@weitianco.com